UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2024

EUROPEAN WAX CENTER, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40714	86-3150064
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5830 Granite Parkway, 3rd Floor Plano, Texas		75024
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (469) 264-8123

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.00001 per share	EWCZ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 4, 2024 European Wax Center, Inc. ("the Company") held its annual meeting of stockholders (the "Annual Meeting"). The following is a brief description of each proposal voted upon at the Annual Meeting and the final voting results for each such proposal.

Proposal 1: Election of Directors

The stockholders of the Company elected the director nominees listed below to serve on the Company's Board of Directors as members of Class III for a term of three years. The results of the vote were as follows:

Name of Nominee	For	Withhold	Broker Non-Votes

David Berg	52,462,987	1,623,461	3,472,704
Andrew Crawford	35,509,453	18,576,995	3,472,704

Proposal 2: Ratification of the Company's Independent Registered Public Accounting Firm

The stockholders of the Company ratified the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ended January 4, 2025. The results of the vote were as follows:

For	Against	Abstain
34,704,934	36,237	780

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EUROPEAN WAX CENTER, INC.

Date: June 10, 2024	By:	/s/ GAVIN M. O'CONNOR
Name: Gavin M. O'Connor
Title: Chief Administrative Officer, General Counsel and Corporate Secretary